EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

Citizens First Bancorp, Inc.
Port Huron, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 for the Company’s Dividend Reinvestment and Optional Cash Purchase Plan of our report dated March 12, 2004 relating to the consolidated financial statements of Citizens First Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
May 26, 2004